Exhibit 5.3

May 26, 2006

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304

  Re:
  Hewlett-Packard Company—Registration of $1,000,000,000 of its Floating Rate Global Notes due 2009

Ladies and Gentlemen:

        I am the Vice President, Deputy General Counsel and Assistant Secretary of Hewlett-Packard Company, a Delaware corporation (the "Company"). At your request, I have examined the filing by the Company with the Securities and Exchange Commission (the "Commission") on May 22, 2006 of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), that is automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company has registered under the Securities Act $1,000,000,000 of Floating Rate Global Notes in the form set forth on Exhibit 4.10 to the Registration Statement, as amended (the "Notes"). The Notes have been issued pursuant to an Indenture, dated as of June 1, 2000 (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association (as successor in interest to Chase Manhattan Bank and Trust Company, National Association) as trustee (the "Trustee"). The Notes are to be sold pursuant to that certain Underwriting Agreement, dated as of May 23, 2006 (the "Underwriting Agreement"), among the Company, and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Greenwich Capital Markets, Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (collectively, the "Underwriters").

        I have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated May 22, 2006, together with the documents incorporated by reference therein, filed with the Registration Statement relating to the Offering of the Notes (the "Prospectus"); the related preliminary prospectus supplement, dated May 23, 2006, in the form filed with the Commission pursuant to Rule 424 (b) of the Securities Act relating to the offering of the Notes; the final prospectus supplement, dated May 23, 2006, in the form filed with Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Notes (the "Prospectus Supplement"); the Indenture and the Notes. In addition, I have examined such other instruments, documents, certificates and records which I have deemed relevant and necessary for the basis of my opinion hereinafter expressed. I have assumed (i) except for documents signed by officers of the Company, the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to me as copies; and (iii) the legal capacity of all natural persons.

        I am admitted to practice law in the State of California and I express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware. With respect to the Indenture and the Notes that are governed by New York law, I have relied upon the attached opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which is filed as Exhibit 5.4 to the Registration Statement.

        My opinion that any document is legal, valid and binding is qualified as to:

        (a)   limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

        (b)   rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

        (c)   general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

        Based on such examination, I am of the opinion that the Notes have been validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

        I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, I do not believe that I am an "expert" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

/s/ CHARLES N. CHARNAS